Exhibit 99.1

Coliseum Acquisition Corp. Announces Cash Contribution to Trust Account in Connection with Proposed Extension Amendment, Planned Adjournment of Shareholders’ Meeting to Thursday, June 22, 2023, and Extension of Redemption Request Deadline

Business Wire

NEW YORK -- June 15, 2023

Coliseum Acquisition Corp., a Cayman Islands exempted company, ("Coliseum" or the “Company”) (NASDAQ: MITA) yesterday filed a supplement (the “Proxy Supplement”)to its proxy statement dated June 7, 2023 (the “Proxy Statement”) disclosing that it intends to open the Extraordinary General Meeting (the “Meeting”) as scheduled on June 20, 2023, at 9:00 a.m. Eastern Time, and then immediately adjourn the Meeting to June 22, 2023 at 11:30 a.m. Eastern Time to allow Coliseum additional time to engage with shareholders.

The Proxy Supplement also amends Proposal No. 1 in the Proxy Statement, which is the proposal to extend the period of time in which the Company must complete an initial business combination or liquidate the trust account that holds the proceeds of the Company’s initial public offering from June 25, 2023 to June 25, 2024(the “Extension”), to provide that if the proposal is approved by the shareholders at the Meeting, Coliseum Acquisition Sponsor LLC, the Company’s sponsor (“Sponsor”), or its affiliates or designees, will contribute to the Company as a loan (each loan, a “Contribution”) the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of public shares of the Company that are not redeemed in connection with the shareholder vote to approve the Extension, for each month of the Extension, commencing on June 25, 2023 (each such month period an “Extension Period”). There will be a maximum of twelve (12) Extension Periods. Each Contribution will be deposited in the trust account within two business days after the beginning of the Extension Period for which such Contribution is made.

The Sponsor will not make any Contribution unless the Extension Amendment Proposal is approved and the Company’s Articles of Association are amended. The Company’s board of directors (the “Board”) will have the sole discretion whether to continue extending for additional Extension Periods, and if the Board determines not to continue extending for additional Extension Periods, the additional contributions will cease. If this occurs, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s Articles of Association, as amended..

Berto LLC, an affiliate of Harry L. You, has agreed to fund the Contribution in connection with its acquisition of 70% of the founder shares and private placement warrants of the Company from the Sponsor.

The record date for determining Coliseum’s shareholders entitled to receive notice of and to vote at the Meeting remains the close of business on May 25, 2023 (the “Record Date”). Shareholders as of the Record Date can vote, even if they have subsequently sold their shares. Shareholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Shareholders who have not yet done so are encouraged to vote as soon as possible.

Because the Company intends to adjourn the meeting to June 22, 2023, the deadline for submission of public Class A ordinary shares for redemption will be extended to 5:00 p.m. Eastern time on June 20, 2023.

Shareholders who wish to withdraw their previously submitted redemption request may do so prior to the taking of the shareholders’ vote at the Meeting by requesting that the transfer agent return such shares.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date of the Meeting and the proposed Contribution. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. Coliseum does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

On June 7, 2023, the Coliseum filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the Meeting, as amended by that certain Supplement to the Proxy Statement that was filed with the SEC on June 14, 2023. INVESTORS AND SECURITY HOLDERS OF COLISEUM ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS COLISEUM FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov.

Participants in the Solicitation

Coliseum and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement. You may obtain free copies of these documents using the sources indicated above.

About Coliseum Acquisition Corp.

Coliseum is a blank check company incorporated on February 5, 2021, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Company Contact:

Jason Beren

CFO

(617) 416-6749